Exhibit 99.1

GeneDx Reports Fourth Quarter and Full Year 2025 Financial Results and
Reaffirms Guidance for Full Year 2026

•Reported fourth quarter 2025 revenues of $121.0 million with 32% year-over-year growth in exome and genome test revenue (42% excluding a one-time 2024 benefit)
•Accelerated exome and genome volume growth to 34% year-over-year
•Reported fourth quarter 2025 adjusted gross margin(1) of 71%
•Reported fourth quarter 2025 adjusted net income(1) of $4.4 million
•Reaffirmed full year 2026 guidance of $540 to $555 million in revenue with 33-35% exome and genome growth
•GeneDx to host conference call today at 8:30 a.m. ET

GAITHERSBURG, Md., February 23, 2026 — GeneDx Holdings Corp. (Nasdaq: WGS), the leader in rare disease diagnosis and improving health through the power of genomic data, today reported its financial results for the fourth quarter and full year of 2025.
“The unmet need for early, accurate genomic diagnosis is enormous, and families are waiting far too long for answers. GeneDx is uniquely positioned to deliver for patients, clinicians, and partners — and our results demonstrate that. Our team is executing at the highest level, our platform continues to scale, and GeneDx InfinityTM gives us a compounding data advantage that strengthens with every test we run,” said Katherine Stueland, President and CEO of GeneDx. “The business has never been in a better position for continued growth and success. As we enter 2026, we will layer new growth drivers onto an already powerful foundation — expanding into large, underpenetrated markets where patients are waiting for a diagnosis that GeneDx can provide today.”
Fourth Quarter and Full Year 2025 Financial Results (Unaudited)(1)(2)
Revenues
Fourth quarter 2025:
•Revenues grew to $121.0 million, an increase of 27% year-over-year (37% excluding a one-time 2024 benefit).
•Exome and genome test revenue grew to $104.0 million, an increase of 32% year-over-year (42% excluding a one-time 2024 benefit).
Full year 2025:
•Revenues grew to $427.5 million, an increase of 41% year-over-year (45% excluding a one-time 2024 benefit).
•Exome and genome test revenue grew to $360.3 million, an increase of 54% year-over-year (58% excluding a one-time 2024 benefit).
Exome and genome volume
Fourth quarter 2025:
•Exome and genome test result volume grew to 27,761, an increase of 34.3% year-over-year.
•Exome and genome represented 47% of all test results, up from 38% in the fourth quarter of 2024.
Full year 2025:
•Exome and genome test results volume grew to 97,271, an increase of 30.5% year-over-year.
•Exome and genome represented 43% of all test results, up from 33% for the full year 2024.

Gross margin
Fourth quarter 2025:
•Adjusted gross margin expanded to 71%, up from 70% in the fourth quarter of 2024.
◦GAAP gross margin was 70%.
Full year 2025:
•Adjusted gross margin expanded to 71%, up from 65% for full year 2024.
◦GAAP gross margin was 70%.
Operating expenses
Fourth quarter 2025:
•Adjusted total operating expenses were $81.8 million, representing 68% of revenue in the fourth quarter of 2025, compared to 52% of revenue in the fourth quarter of 2024.
◦Total GAAP operating expenses were $98.5 million.
Full year 2025:
•Adjusted total operating expenses were $263.0 million, an increase of 39% year-over-year.
◦Total GAAP operating expenses were $311.3 million.
Net income (loss)
Fourth quarter 2025:
•Adjusted net income was $4.4 million, compared to $17.5 million in the fourth quarter of 2024.
◦GAAP net loss was $17.7 million.
Full year 2025:
•Adjusted net income was $41.8 million, compared to $9.4 million for full year 2024.
◦GAAP net loss was $21.0 million.
Full year and fourth quarter 2024 revenues, gross margin and net income, all on both a GAAP and adjusted basis, includes $6.8 million of discrete benefit in connection with a multi-year appeal recovery from a single third-party payor. The fourth quarter 2024 benefit was composed of $5.8 million to exome genome revenues and $1.0 million to other test lines.
Cash position
•Cash, cash equivalents, marketable securities and restricted cash was $172.3 million as of December 31, 2025.
•Cash flow for the fourth quarter 2025 included:
◦$5.1 million in net cash generated from ordinary operations; and
◦$21.1 million in proceeds, net of fees, from the issuance of 147,583 shares of Class A common stock in connection with sales pursuant to our “at-the-market” offering, offset by;
◦$10.0 million in scheduled payments to service previously recorded settlement liabilities of Legacy Sema4.

(1)Adjusted gross margin, adjusted total operating expenses and adjusted net income/(loss) are non-GAAP financial measures. See appendix for a reconciliation of GAAP to non-GAAP figures presented.
(2)Revenue and adjusted gross margin growth rates in the comparative 2024 period exclude revenue and costs of sales from the exited Legacy Sema4 diagnostic testing business.

GeneDx Full Year 2026 Guidance
For full year 2026 management expects GeneDx to deliver:

Metric	Guidance
Revenue	$540 to $555 million
Growth in exome and genome revenue	33% to 35%
Growth in exome and genome volume	33% to 35%
Adjusted gross margin	At least 70%
Adjusted net income	Positive
Business Highlights
Strategic Expansion & Market Leadership
•Launched GeneDx Infinity™: Unveiled the world’s largest and most diverse rare disease dataset – including over 1 million exomes and genomes, more than 2.5 million genetic tests, and over 8 million phenotypic data points – that fuels the #1 genetic test.
•Expanded into general pediatrics: Unlocked GeneDx’s largest addressable opportunity to bring genomic testing to the front line of care for more families.
◦Commended the American Academy of Pediatrics for issuing updated guidance in June 2025, now recommending exome and genome sequencing as first-tier tests for children with global developmental delay or intellectual disability.
•Expanded into prenatal diagnostics: Announced GenomeDx Prenatal™, a phenotype-informed, trio-based whole genome sequencing test for pregnancies with fetal anomalies identified via ultrasound, enabling clinicians and expecting families to access actionable genomic insights during one of the most critical moments in pregnancy care.
•Launched ultraRapid genome sequencing: Offered accelerated, comprehensive and actionable genomic insights for neonatal and pediatric patients in the NICU and PICU in as soon as 48 hours.
•Expanded payer coverage: Secured Medicaid coverage for exome and genome sequencing in 8 new states (including CA, CO, OH), bringing the total states covering exome or genome sequencing in the pediatric outpatient setting to 38 and the total states covering rapid genome sequencing in the neonatal intensive care unit (NICU) to 17.
•Strengthened leadership: Positioned the company for the next phase of growth and scale to help more families with the power of our data, AI-driven technology, and clinical expertise.
•Named to the 2026 TIME100 Health List: This recognition comes during Rare Disease Month and underscores the growing global acknowledgment of rare disease as a public health priority, as well as the critical role of genomics in accelerating diagnosis, advancing discovery, and improving outcomes for patients and families worldwide.
Innovation & Clinical Leadership
•Granted FDA Breakthrough Device designation: Received designation for GeneDx ExomeDx™ and GenomeDx™ associated with causes of life-threatening diseases or genetic disorders to aid in diagnosis of symptomatic patients, underscoring GeneDx’s leadership in genomic medicine and critical role in delivering fast, accurate answers for patients with rare diseases.
•Acquired Fabric Genomics: Expanded delivery of genomic insights globally by enabling decentralized interpretation powered GeneDx InfinityTM.
•Advanced genomic newborn screening (gNBS): Extended leadership in genomic newborn screening through participation in key programs, including:
▪Announced participation in the nation’s first multi-state genomic newborn screening initiative, BEACONS (Building Evidence and Collaboration for GenOmics in Nationwide Newborn Screening), which launched with a $14.4 million award from the National Institutes of Health (NIH) to enroll up to 30,000 newborns in as many as 10 states over the next three years.
▪Announced a partnership with Florida’s Sunshine Genetics Network, the nation’s first state-backed genomic newborn screening program, to offer whole genome sequencing for newborns at select academic medical centers and hospitals.
▪Sequenced more than 22,000 newborns through the GUARDIAN (Genomic Uniform-screening Against Rare Disease In All Newborns) study, which was recognized as part of JAMA’s annual Research of the Year Roundup.

•Announced partnership with Komodo Health: Enhanced GeneDx InfinityTM with real-world patient insights from Komodo’s Healthcare Map® to create the most comprehensive, longitudinal dataset for rare disease.
•Unveiled Multiscore: Launched Multiscore, an advanced AI-powered decision support tool that aims to improve diagnostic efficiency, streamlines workflows, and enhances clinical insights by harnessing GeneDx InfinityTM, publicly available data, and the power of artificial intelligence.
•Surpassed 1,100 total peer-reviewed studies: Added key publications to the most prolific and clinically impactful research portfolio in rare disease genomics, including the Seqfirst-neo study, a pioneering study conducted in partnership with Seattle Children’s and the University of Washington revealing that widespread use of rapid genome sequencing (rGS) demonstrates that at least 60% of level IV NICU infants should be receiving rGS.
•Published data supporting changes to testing protocols: Published data from the SeqFirst study showing that implementing rapid genome sequencing (rWGS) as a first-tier test in pediatric and cardiac intensive care units significantly increases diagnostic rates and reduces time to diagnosis by half.
Webcast and Conference Call Details
GeneDx will host a conference call today, February 23, 2026, at 8:30 a.m. Eastern Time. Investors interested in listening to the conference call are required to register online. A live and archived webcast of the event will be available on the “Events” section of the GeneDx investor relations website at https://ir.genedx.com/.

Non-GAAP Financial Measures
GeneDx believes non-GAAP measures are useful in evaluating its operating performance. GeneDx uses this supplemental information to evaluate its ongoing operations and for internal planning and forecasting purposes. GeneDx believes that non-GAAP financial information, when taken collectively with its GAAP financial information, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool, and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Reconciliations of non-GAAP financial measures to the most directly comparable financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. We define non-GAAP financial measures as GAAP measures, excluding certain items such as stock-based compensation expense, depreciation and amortization, restructuring costs, changes in the fair value of financial liabilities, and other expenses that the Company believes are not indicative of its ongoing operations. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty of expenses that may be incurred in the future. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures and not rely on any single financial measure to evaluate our business.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the U.S. Private Securities Litigation Reform Act of 1995, including statements regarding our future performance and our market opportunity, including our expectations for full year 2026 revenue, exome and genome revenue and test volumes, adjusted gross margin and adjusted net income. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: (i) our ability to implement business plans, goals and forecasts, and identify and realize additional opportunities, (ii) the risk of downturns and a changing regulatory landscape in the highly competitive healthcare industry, (iii) the size and growth of the market in which we operate, and (iv) our ability to pursue our new strategic direction. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 20, 2025, our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2025, June 30, 2025, and September 30, 2025, and other documents filed by us from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and we assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. We do not give any assurance that we will achieve our expectations.
About GeneDx
GeneDx’s (Nasdaq: WGS) mission is to empower everyone to live their healthiest life through genomics. GeneDx combines unmatched clinical expertise, advanced technology, and the power of GeneDx Infinity™ – the world’s largest rare disease genomic dataset. This unparalleled foundation powers GeneDx’s ExomeDx™ and GenomeDx™ tests – ranked #1 by expert geneticists and granted FDA Breakthrough Device designation – enabling clinicians to deliver precise, fast, and actionable diagnoses. GeneDx Infinity also fuels discovery for biopharma, with the most powerful AI-driven genomic intelligence. A genomics pioneer over the last 25 years, diagnosing more than 4,800 genetic diseases and publishing more than 1,000 research publications, GeneDx is building the network that will drive the future of genomic precision medicine. For more information, visit genedx.com and connect with us on LinkedIn, Facebook, and Instagram.

Investor Relations Contact:
Investors@GeneDx.com
Media Contact:
Press@GeneDx.com

Volume & Revenue(1)

	4Q25	3Q25	2Q25	1Q25	4Q24	2025 YTD	2024 YTD
Volumes
Whole exome, whole genome	27,761	25,702	23,246	20,562	20,676	97,271	74,547
Hereditary cancer	346	1,511	2,677	2,725	3,486	7,259	20,508
Other panels	30,935	33,003	31,833	28,228	30,115	123,999	131,177
Total	59,042	60,216	57,756	51,515	54,277	228,529	226,232

Revenue ($ millions)
Whole exome, whole genome	$104.0	$98.9	$86.0	$71.4	$78.8	$360.3	$233.5
Hereditary cancer	0.2	1.2	1.8	2.2	2.8	5.4	15.4
Other panels	13.1	13.4	12.3	12.1	12.3	50.9	50.1
Data information	2.6	1.5	2.0	1.4	1.4	7.5	3.3
Software and interpretation services	1.1	1.7	0.6	—	—	3.4	—
Total	$121.0	$116.7	$102.7	$87.1	$95.3	$427.5	$302.3
(1)Excludes volume and revenue from the exited Legacy Sema4 diagnostic testing business for the fourth quarter and full year 2024.

Unaudited Select Financial Information (in thousands)

	Three months ended December 31, 2025			Three months ended December 31, 2024
	GeneDx	Other(1)	Total	GeneDx	Other(1)	Total
Revenue	$119,492	$1,497	$120,989	$95,286	$354	$95,640
Adjusted cost of services	34,494	480	34,974	28,384	—	28,384
Adjusted gross profit	$84,998	$1,017	$86,015	$66,902	$354	$67,256
Adjusted gross margin %	71.1%		71.1%	70.2%		70.3%

	Year ended December 31, 2025			Year ended December 31, 2024
	GeneDx	Other(1)	Total	GeneDx	Other(1)	Total
Revenue	$423,088	$4,451	$427,539	$302,293	$3,157	$305,450
Adjusted cost of services	122,100	1,101	123,201	106,376	145	106,521
Adjusted gross profit	$300,988	$3,350	$304,338	$195,917	$3,012	$198,929
Adjusted gross margin %	71.1%		71.2%	64.8%		65.1%
(1)For the three months and year ended December 31, 2025, Other includes revenue and cost of services from the Fabric Genomics operating segment. For the three months and year ended December 31, 2024, Other includes revenue from the Legacy Sema4 diagnostic testing business.

	For the three months ended December 31, 2025
	Reported	Depreciation and amortization	Stock-based compensation expense	Restructuring costs	Change in FV of financial liabilities	Other(2)	Adjusted
Diagnostic test revenue	$117,286	$—	$—	$—	$—	$—	$117,286
Other revenue	3,703	—	—	—	—	—	3,703
Total revenue	120,989	—	—	—	—	—	120,989
Cost of services	36,721	(1,531)	(211)	(5)	—	—	34,974
Gross profit	84,268	1,531	211	5	—	—	86,015
Gross margin	69.6%						71.1%

Research and development	24,541	(358)	(1,776)	(151)	—	—	22,256
Selling and marketing	27,131	(1,333)	(1,521)	(140)	—	—	24,137
General and administrative	46,831	(3,659)	(6,272)	(220)	—	(1,297)	35,383

(Loss) income from operations	(14,235)	6,881	9,780	516	—	1,297	4,239

Interest expense, net	(520)	—	—	—	—	520	—
Other (expense) income, net	(3,475)	—	—	—	(1,116)	4,752	161
Income tax benefit	564	—	—	—	—	(564)	—
Net (loss) income	$(17,666)	$6,881	$9,780	$516	$(1,116)	$6,005	$4,400

Basic (loss) earnings per share(1)	$(0.61)						$0.15
Diluted (loss) earnings per share(1)	$(0.61)						$0.14

	For the three months ended December 31, 2024
	Reported	Depreciation and amortization	Stock-based compensation expense	Restructuring costs	Change in FV of financial liabilities	Other(2)	Adjusted
Diagnostic test revenue	$94,196	$—	$—	$—	$—	$—	$94,196
Other revenue	1,444	—	—	—	—	—	1,444
Total revenue	95,640	—	—	—	—	—	95,640
Cost of services	29,435	(928)	(123)	—	—	—	28,384
Gross profit	66,205	928	123	—	—	—	67,256
Gross margin	69.2%						70.3%

Research and development	11,588	(294)	(495)	(13)	—	—	10,786
Selling and marketing	17,676	(1,225)	(347)	(30)	—	—	16,074
General and administrative	28,135	(3,111)	(1,880)	(249)	—	—	22,895

Income from operations	8,806	5,558	2,845	292	—	—	17,501

Interest expense, net	(698)	—	—	—	—	698	—
Other (expense) income, net	(2,694)	—	—	—	1,980	666	(48)
Income tax benefit	24	—	—	—	—	(24)	—
Net income	$5,438	$5,558	$2,845	$292	$1,980	$1,340	$17,453

Basic earnings per share(1)	$0.20						$0.63
Diluted earnings per share(1)	$0.18						$0.59
(1)Basic and diluted (loss) earnings per share are calculated based on 29,045,526 and 30,365,730 weighted-average shares outstanding for the three months ended December 31, 2025, respectively, and 27,776,757 and 29,595,716 weighted-average shares outstanding for the three months ended December 31, 2024, respectively.
(2)Other represents interest expense, net, and income tax benefit for all periods presented. For the three months ended December 31, 2025, Other includes legal costs and a reserve for a certain litigation matter. For the three months ended December 31, 2024, Other includes legal costs related to a legal settlement.

	For the year ended December 31, 2025
	Reported	Depreciation and amortization	Stock-based compensation expense	Restructuring costs	Change in FV of financial liabilities	Other(2)	Adjusted
Diagnostic test revenue	$416,668	$—	$—	$—	$—	$—	$416,668
Other revenue	10,871	—	—	—	—	—	10,871
Total revenue	427,539	—	—	—	—	—	427,539
Cost of services	129,366	(5,369)	(791)	(5)	—	—	123,201
Gross profit	298,173	5,369	791	5	—	—	304,338
Gross margin	69.7%						71.2%

Research and development	72,026	(1,181)	(5,366)	17	—	—	65,496
Selling and marketing	88,405	(5,190)	(5,009)	(292)	—	—	77,914
General and administrative	150,819	(13,484)	(20,996)	(995)	—	4,287	119,631

(Loss) income from operations	(13,077)	25,224	32,162	1,275	—	(4,287)	41,297

Interest expense, net	(2,539)	—	—	—	—	2,539	—
Other (expense) income, net	(5,521)	—	—	—	1,204	4,829	512
Income tax benefit	116	—	—	—	—	(116)	—
Net (loss) income	$(21,021)	$25,224	$32,162	$1,275	$1,204	$2,965	$41,809

Basic (loss) earnings per share(1)	$(0.73)						$1.46
Diluted (loss) earnings per share(1)	$(0.73)						$1.40

	For the year ended December 31, 2024
	Reported	Depreciation and amortization	Stock-based compensation expense	Restructuring costs	Change in FV of financial liabilities	Other(2)	Adjusted
Diagnostic test revenue	$302,157	$—	$—	$—	$—	$—	$302,157
Other revenue	3,293	—	—	—	—	—	3,293
Total revenue	305,450	—	—	—	—	—	305,450
Cost of services	111,053	(4,047)	(431)	(54)	—	—	106,521
Gross profit	194,397	4,047	431	54	—	—	198,929
Gross margin	63.6%						65.1%

Research and development	45,722	(923)	(1,192)	(151)	—	—	43,456
Selling and marketing	67,371	(4,900)	(1,089)	(548)	—	—	60,834
General and administrative	104,517	(12,083)	(6,426)	(999)	—	—	85,009

(Loss) income from operations	(23,213)	21,953	9,138	1,752	—	—	9,630

Interest expense, net	(3,032)	—	—	—	—	3,032	—
Other (expense) income, net	(26,384)	—	—	—	13,370	12,789	(225)
Income tax benefit	343	—	—	—	—	(343)	—
Net (loss) income	$(52,286)	$21,953	$9,138	$1,752	$13,370	$15,478	$9,405

Basic (loss) earnings per share(1)	$(1.94)						$0.35
Diluted (loss) earnings per share(1)	$(1.94)						$0.34
(1)Basic and diluted (loss) earnings per share are calculated based on 28,641,734 and 29,835,437 weighted-average shares outstanding for the year ended December 31, 2025, respectively, and 26,891,213 and 27,368,912 weighted-average shares outstanding for the year ended December 31, 2024, respectively.
(2)Other represents interest expense, net, and income tax benefit for all periods presented. For the year ended December 31, 2025, Other includes transaction costs related to the acquisition of Fabric Genomics, legal costs and a reserve for a certain litigation matter, and a sales-and-use tax refund. For the year ended December 31, 2024, Other includes reserves net of insurance for a certain litigation matter.

GeneDx Holdings Corp.
Consolidated Balance Sheets
(in thousands, except share and per share amounts)

	December 31,
	2025	2024
Assets:
Current assets:
Cash and cash equivalents	$104,997	$85,212
Marketable securities	66,285	55,973
Accounts receivable	74,370	37,629
Inventory, net	13,951	10,650
Prepaid expenses and other current assets	8,685	8,504
Total current assets	268,288	197,968
Operating lease right-of-use assets	23,412	25,613
Property and equipment, net	45,693	32,893
Goodwill	13,520	—
Intangible assets, net	168,481	158,600
Other assets (1)	4,316	4,306
Total assets	$523,710	$419,380
Liabilities and Stockholders’ Equity:
Current liabilities:
Accounts payable and accrued expenses	$57,645	$30,983
Short-term lease liabilities	4,404	3,336
Other current liabilities	46,859	20,498
Total current liabilities	108,908	54,817
Long-term debt, net of current portion	48,176	51,913
Long-term lease liabilities	56,046	60,919
Other liabilities	1,641	5,519
Deferred taxes	757	965
Total liabilities	215,528	174,133
Stockholders’ Equity:
Preferred stock	—	—
Class A common stock	3	2
Additional paid-in capital	1,680,738	1,596,889
Accumulated deficit	(1,373,495)	(1,352,474)
Accumulated other comprehensive income	936	830
Total stockholders’ equity	308,182	245,247
Total liabilities and stockholders’ equity	$523,710	$419,380
(1)Other assets includes $1.0 million of restricted cash as of both December 31, 2025 and 2024.

GeneDx Holdings Corp.
Consolidated Statements of Operations
(in thousands, except share and per share amounts)

	Year ended December 31,
	2025	2024
Revenue
Diagnostic test revenue	$416,668	$302,157
Other revenue	10,871	3,293
Total revenue	427,539	305,450
Cost of services	129,366	111,053
Gross profit	298,173	194,397
Research and development	72,026	45,722
Selling and marketing	88,405	67,371
General and administrative	150,819	104,517
Loss from operations	(13,077)	(23,213)

Non-operating (expenses) income, net
Change in fair value of financial liabilities	(1,204)	(13,370)
Interest (expense) income, net	(2,539)	(3,032)
Other (expense) income, net	(4,317)	(13,014)
Total non-operating (expense) income, net	(8,060)	(29,416)
Loss before income taxes	(21,137)	(52,629)
Income tax benefit	116	343
Net loss	$(21,021)	$(52,286)

Basic and diluted weighted average shares outstanding of Class A common stock	28,641,734	26,891,213
Basic and diluted net loss per share, Class A common stock	$(0.73)	$(1.94)

GeneDx Holdings Corp.
Consolidated Statements of Cash Flows
(in thousands)

	Year Ended December 31,
	2025	2024
Operating activities
Net loss	$(21,021)	$(52,286)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	25,224	21,953
Stock-based compensation expense	32,162	9,138
Change in fair value of financial liabilities	1,204	13,370
Provision for excess and obsolete inventory	135	180
Legal reserves	5,560	—
Change in third party payor reserves	2,449	607
Other	3,163	3,287
Change in operating assets and liabilities:
Accounts receivable	(36,231)	(5,180)
Inventory	(3,436)	(2,585)
Accounts payable and accrued expenses	12,100	(20,524)
Other assets and liabilities	11,970	3,544
Net cash provided by (used in) operating activities	33,279	(28,496)
Investing activities
Acquisition of business, net of cash acquired	(32,856)	—
Purchases of marketable securities	(55,676)	(66,302)
Proceeds from sales of marketable securities	2,062	601
Proceeds from maturities of marketable securities	43,970	41,060
Purchases of property and equipment	(19,017)	(5,491)
Net cash used in investing activities	(61,517)	(30,132)
Financing activities
Proceeds from offerings, net of issuance costs	46,704	46,496
Proceeds from issuance of stock pursuant to employee stock purchase plan	2,961	497
Exercise of stock options	2,022	394
Long-term debt principal payments	(1,211)	(497)
Finance lease payoff and principal payments	(2,451)	(2,728)
Net cash provided by financing activities	48,025	44,162
Net increase (decrease) in cash, cash equivalents and restricted cash	19,787	(14,466)
Cash, cash equivalents and restricted cash, at beginning of year	86,202	100,668
Cash, cash equivalents and restricted cash, at end of year (1)	$105,989	$86,202
(1)Cash, cash equivalents and restricted cash at December 31, 2025 excludes marketable securities of $66.3 million.